                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                                   AMENDMENT 2




             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              IGUANA VENTURES LTD.
             (Exact name of Registrant as specified in its charter)

NEVADA                                     98-0376008
------                                     ----------
(State  or  other  jurisdiction  of        (I.R.S.  Employer
incorporation  or  organization)           Identification  Number)

SUITE  1400,  1500  WEST  GEORGIA  ST.
VANCOUVER,  B.C.  CANADA                   V6G  2Z6
------------------------                   --------
(Name  and  address  of  principal         (Zip  Code)
executive  offices)

Registrant's  telephone  number,
 including area code:                      604-760-2112
                                           ------------
Approximate  date of commencement of proposed sale to the public:     AS SOON AS
PRACTICABLE  AFTER  THE  EFFECTIVE  DATE  OF  THIS  REGISTRATION  STATEMENT.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.                         |__|


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.                                                  |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.                                                       |__|



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
TITLE  OF  EACH                  PROPOSED       PROPOSED
CLASS  OF                        MAXIMUM        MAXIMUM
SECURITIES         AMOUNT        OFFERING       AGGREGATE      AMOUNT  OF
TO  BE             TO  BE        PRICE  PER     OFFERING       REGISTRATION
REGISTERED         REGISTERED    SHARE  (1)     PRICE  (2)     FEE (2)
--------------------------------------------------------------------------------

Common  Stock      4,554,000 shares   $0.05     $227,700.00    $20.95
--------------------------------------------------------------------------------
(1)  This  price  was  arbitrarily  determined  by  Iguana  Ventures  Ltd.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.



                          COPIES OF COMMUNICATIONS TO:
                              MICHAEL A. CANE, ESQ.
                         2300 W. SAHARA BLVD., SUITE 500
                               LAS VEGAS, NV 89102
                                 (702) 312-6255
                               FAX: (702) 944-7100
                          AGENT FOR SERVICE OF PROCESS


                    SUBJECT TO COMPLETION, DATED MAY 6, 2003

                                   PROSPECTUS
                              IGUANA VENTURES LTD.
                                4,554,000 SHARES
                                  COMMON STOCK
                             INITIAL PUBLIC OFFERING
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Iguana Ventures Ltd. will not receive any proceeds from this offering. We have set an offering price for these securities of $0.05 per share.


--------------------------------------------------------------------------------
                                                  Proceeds to Selling
               Offering                           Shareholders Before
               Price          Commissions         Expenses and Commissions
--------------------------------------------------------------------------------


Per  Share     $0.05          Not  Applicable     $0.05

Total          $227,700.00    Not  Applicable     $227,700.00
--------------------------------------------------------------------------------


Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $.05 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders. ---------------



THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 -10.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                                ----------------



                   THE DATE OF THIS PROSPECTUS IS: MAY 6, 2003

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Summary                                                                      5
Risk  Factors                                                                7
Risks  Related  To  Our  Financial  Condition  and  Business  Model
--------------------------------------------------------------------
-  Because  our  executive  officers do not have formal
   training specific to the technicalities  of mineral
   exploration, there is a higher risk our business will fail                7
-  If we do not obtain additional financing, our business will fail          7
-  Since this is an exploration project, we face a high
   risk of business failure due  to  our  inability  to
   predict  the  success  of  our  business                                  8


-  Because  of  the  unique  difficulties  and uncertainties inherent in mineral exploration  business,  we
   face  a  high  risk  of  business  failure                                8
-  Because  we  anticipate  our  operating  expenses  will
   increase prior to our earning  revenues,  we  may
   never  achieve  profitability                                             8
-  Because  of  the inherent dangers involved in mineral
   exploration, there is a risk  that  we  may incur
   liability or damages as we conduct our business                           8
-  Because  access to our mineral claims may be restricted
   by inclement weather, we  may  be  delayed  in
   our  exploration  and  any  future  efforts                               9
-  Because  our president has only agreed to provide his
   services on a part-time basis,  he  may  not be able
   or willing to devote a sufficient amount of time to
   our  business  operations, causing our business to fail                   9

Risks  Related  To  Legal  Uncertainty
--------------------------------------
-  As  we  undertake  exploration  of  our mineral claims,
   we will be subject to compliance  with government regulation that may increase the anticipated cost of
   our  exploration  program                                                 9
Risks  Related  To  This  Offering
----------------------------------
-  If a market for our common stock does not develop,
   shareholders may be unable to  sell  their  shares                       10

-     Because  our  president, Mr. Michael Young, owns
   approximately 57% of our outstanding  common  stock
   and serves as one or our two directors, investors may
   find  that corporate decisions influenced by Mr.
   Young are inconsistent with the  best  interests
   of  other  stockholders.                                                 10
-  If  the  selling shareholders sell a large number of
   shares all at once or in blocks,  the  market  price
   of  our  shares  would  most likely decline                              10
Use  of  Proceeds                                                           11
Determination  of  Offering  Price                                          11
Dilution                                                                    11
Selling  Shareholders                                                       11
Plan  of  Distribution                                                      26
Legal  Proceedings                                                          27
Directors, Executive Officers, Promoters and Control Persons                27
Security  Ownership  of  Certain  Beneficial  Owners  and  Management       29
Description  of  Securities                                                 29
Interest  of  Named  Experts  and  Counsel                                  32
Disclosure  of  Commission  Position  of  Indemnification  for
 Securities  Act Liabilities                                                32

Organization  Within  Last  Five  Years                                     33
Description  of  Business                                                   33




Plan  of  Operations                                                        40
Description  of  Property                                                   42
Certain  Relationships  and  Related  Transactions                          43
Market  for  Common  Equity  and  Related  Stockholder  Matters             43
Executive  Compensation                                                     45
Financial  Statements                                                       47
Changes  in  and  Disagreements  with  Accountants                          48
Available  Information                                                      48



Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    SUMMARY


IGUANA  VENTURES  LTD.


Iguana Ventures Ltd. was incorporated on April, 2002, under the laws of the State of Nevada. We were formed in order to seek business opportunities in the mineral exploration area and since our incorporation have been engaged in the acquisition and exploration of mineral properties. To date, we have relied upon information on mineral exploration conducted by others and only recently commenced our mineral exploration activities. We have acquired the rights to four two-post mineral claims known as the Saucy mineral property located on the north side of the Ashlu river about 29 miles from the town of Squamish in the Province of British Columbia, Canada. Two-post staking refers to a legal method of staking whereby the staker may plant two posts 500 meters apart with a marked line between, indicating location of the claims. These claims are held in the name of our wholly owned subsidiary, Iguana Explorations, Inc. We retained Larry R.W. Sostad, an experienced prospector, to stake these mineral claims for us. We paid Mr. Sostad $5,000CDN for these services. Our objective is to conduct mineral exploration activities on the mineral claims in order to assess whether it possesses potential for commercially exploitable reserves of gold, silver or copper.

A summary geological report has been prepared by our geologist on the Saucy claims and stage one of the exploration of the claims is complete. Our geologist has recommended that we proceed to the second stage of this exploration program during the spring/summer of 2003, weather permitting. Our proposed exploration program is designed to explore for potential commercially exploitable deposits of gold, copper and silver minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of gold, copper or silver on these mineral claims. We have relied on a limited soil sampling of our geologist and his findings. Mr. William G. Timmins, our geologist, has conducted all recent exploration activities on the property.

Since we are in the exploration stage of our corporate development, we have not yet earned any revenues from our planned operations. As of February 28, 2003, we had $17,793 in cash on hand and liabilities in the amount of $11,642.
Accordingly, our working capital position as of February 28, 2003 was $6,151. Since our inception on April 12, 2002 through February 28, 2003, we have incurred a net loss of $47,549. We attribute our net loss to having no revenues to offset our expenses from the acquisition and exploration of our mineral claims and the professional fees related to the creation and operation of our business. We have sufficient cash on hand to take us through stage two of our planned exploration program. However, funds for subsequent work, if indicated, may be insufficient.

We recently completed stage one of our exploration program and have received a letter report from our geologist. The geologist's report recommended we proceed to stage two.



We were incorporated on April 12, 2002 under the laws of the state of Nevada. Our principal offices are located at 1500 W. Georgia Street, Suite 1400, British Columbia, Canada, V6G 2Z6. Our telephone number is 604-760-2112.

THE  OFFERING

Securities  Being  Offered    Up  to  4,554,000  shares  of  our  common  stock.

Offering  Price               The  offering  price  of the common stock is $0.05
                              per share. We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum  Number  of  Shares   None.
To Be Sold in This Offering

Securities  Issued
And  to  be  Issued           10,554,000  shares  of our common stock are issued
                              and outstanding as of the date of this prospectus.
                              All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds               We  will not receive any proceeds from the sale of
                              the  common  stock  by  the  selling shareholders.

SUMMARY  FINANCIAL  INFORMATION



Consolidated Balance  Sheet Data
--------------------------------

                              August  31,  2002       February  28,  2003
                              -----------------       -------------------
                              (audited)               (unaudited)
Cash                          $ 44,123                  $  17,793
Total  Assets                 $ 44,123                  $  17,793
Liabilities                   $  4,449                  $  11,642
Total  Stockholders'  Equity  $ 39,674                  $   6,151

Consolidated Statement of  Loss  and  Deficit:
----------------------------------------------
                              From  inception      From  inception
                              ---------------      ---------------
                              through  8/31/02     through2/28/2003
                              ----------------     ----------------

Revenue                       $      0             $       0
Net  Loss  for  the Period    $ 14,026             $  47,549

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

           RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

BECAUSE OUR EXECUTIVE OFFICERS DO NOT HAVE FORMAL TRAINING SPECIFIC TO THE TECHNICALITIES OF MINERAL EXPLORATION, THERE IS A HIGHER RISK OUR BUSINESS WILL FAIL

Mr. Michael L. Young and Ms. Vicki White, our executive officers and directors, do not have any formal training as geologists or in the technical aspects of management of a mineral exploration company. Our management lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, our management may not be fully aware of the specific requirements related to working within this industry. Our management's decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.


WE HAVE YET TO ATTAINED PROFITABLE OPERATIONS AND BECAUSE WE WILL NEED ADDITIONAL FINANCING TO FUND OUR EXTENSIVE EXPLORATION ACTIVITIES, OUR ACCOUNTANTS BELIEVE THERE IS SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN




The company has incurred a net loss of $47,549 for the period from April 12, 2002 (inception) to February 28, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. These factors raise substantial doubt that the Company will be able to continue as a going concern.




IF  WE  DO  NOT  OBTAIN  ADDITIONAL  FINANCING,  OUR  BUSINESS  WILL  FAIL



Our current operating funds are sufficient to complete the proposed exploration program; however, they will be insufficient to complete the full exploration of the mineral claims and begin mining efforts should the mineral claims prove commercially viable. Therefore, we will need to obtain additional financing in order to complete our full business plan. As of February 28, 2003, we had cash in the amount of $17,793. We currently do not have any operations and we have no income. Our business plan calls for significant expenses in connection with the exploration of our mineral claims. We have sufficient cash on hand to complete phase two. However, we will need additional financing to proceed past stage two of our exploration program. We will also require additional financing if the costs of the exploration of our mineral claims are greater than anticipated. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for the mineral property and gold, silver and copper. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

SINCE THIS IS AN EXPLORATION PROJECT, WE FACE A HIGH RISK OF BUSINESS FAILURE DUE TO OUR INABILITY TO PREDICT THE SUCCESS OF OUR BUSINESS

We have just begun the initial stages of exploration of our mineral claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on April 12, 2002 and to date have been involved primarily in organizational activities, the acquisition of the mineral claims, obtaining a summary geological report and performing certain limited work on our mineral claims. We have not earned any revenues as of the date of this prospectus.

BECAUSE OF THE UNIQUE DIFFICULTIES AND UNCERTAINTIES INHERENT IN MINERAL EXPLORATION VENTURES, WE FACE A HIGH RISK OF BUSINESS FAILURE



Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of the mineral claims may not result in the discovery of mineral deposits. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. If the results of stage two exploration do not reveal viable commercial mineralization, we may decide to abandon these four claims and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.



BECAUSE WE ANTICIPATE OUR OPERATING EXPENSES WILL INCREASE PRIOR TO OUR EARNING REVENUES, WE MAY NEVER ACHIEVE PROFITABILITY



Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of our mineral claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.




BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

BECAUSE ACCESS TO OUR MINERAL CLAIMS MAY BE RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION

Access to the Saucy mineral claim may be restricted through some of the year due to weather in the area. As a result, any attempt to test or explore the property is largely limited to the times when weather permits such activities. These limitations can result in significant delays in exploration efforts. Such delays can have a significant negative effect on our exploration efforts

The  property  comprises  four mineral claims with a total area of approximately
220 acres, located 29 miles from the town of Squamish in British Columbia, Canada. This is an essentially undeveloped area in British Columbia. The area consists of many mountains and lakes with heavy forestation. An unpaved logging road is the only access. Winters are often severe with rain, freezing rain, wind, and snow common between November and March, making the logging road often unsafe and impassable for travel.

BECAUSE OUR PRESIDENT HAS ONLY AGREED TO PROVIDE HIS SERVICES ON A PART-TIME BASIS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL

Mr. Michael Young, our president, provides his management services to a number of companies. Because we are in the early stages of our business, Mr. Young will not be spending a significant amount of time on our business. Mr. Young expects to expend approximately six hours per week on our business. Competing demands on Mr. Young's time may lead to a divergence between his interests and the interests of other shareholders.


               RISKS RELATED TO LEGAL UNCERTAINTY AND REGULATIONS

AS WE UNDERTAKE EXPLORATION OF OUR MINERAL CLAIMS, WE WILL BE SUBJECT TO COMPLIANCE WITH GOVERNMENT REGULATION THAT MAY INCREASE THE ANTICIPATED COST OF OUR EXPLORATION PROGRAM

There are several governmental regulations that materially restrict mineral exploration. We will be subject to the laws of the Province of British Columbia as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these laws. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.

                         RISKS RELATED TO THIS OFFERING

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may never materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

BECAUSE OUR PRESIDENT, MR. MICHAEL YOUNG, OWNS APPROXIMATELY 57% OF OUR OUTSTANDING COMMON STOCK AND SERVES AS ONE OF OUR TWO DIRECTORS, INVESTORS MAY FIND THAT CORPORATE DECISIONS INFLUENCED BY MR. YOUNG ARE INCONSISTENT WITH THE BEST INTERESTS OF OTHER STOCKHOLDERS.



Mr. Young is one of our two directors and is our president. He owns approximately 57% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Young may differ from the interests of the other stockholders.



IF  THE  SELLING  SHAREHOLDERS  SELL  A LARGE NUMBER OF SHARES ALL AT ONCE OR IN
BLOCKS,  THE  MARKET  PRICE  OF  OUR  SHARES  WOULD  MOST  LIKELY  DECLINE.

The selling shareholders are offering 4,554,000 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 43% of the common shares outstanding as of the date of this prospectus.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE



The $0.05 per share offering price of our common stock was determined based on our internal assessment of what the market would support. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.



We intend to apply to the NASD over-the-counter bulletin board for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 4,554,000 shares of common stock offered through this prospectus. The shares include the following:

     4,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on or about July 11, 2002;

     54,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on or about July 31, 2002;



The following table provides as of May 6, 2003, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:



1.     the  number  of  shares  owned  by  each  prior  to  this  offering;
2.     the  total  number  of  shares  that  are  to  be  offered  by  each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.     the  percentage  owned  by  each  upon  completion  of  the offering; and
5.     the identity of the beneficial holder of any entity that owns the shares.

--------------------------------------------------------------------------------
                                         Total
                                         Number Of       Total Shares Percent
                                         Shares To Be    To Be        Owned
                                         Offered For     Owned Upon   Upon
                         Shares Owned    Selling         Completion   Completion
Name Of                  Prior To This   Shareholders    Of This      Of This
Selling Stockholder      Offering        Account         Offering     Offering
--------------------------------------------------------------------------------
Andy Alexiou             5,000           5,000           NIL           NIL
2816 West 15th Avenue
Vancouver, BC, V6K 2Z9
Canada
--------------------------------------------------------------------------------
Fotios  Alexiou          5,000           5,000           NIL           NIL
2816  West  15th  Avenue
Vancouver,  BC,  V6K  2Z9
Canada
--------------------------------------------------------------------------------
Tom  Alexiou             5,000           5,000           NIL           NIL
2816  West  15th  Avenue
Vancouver,  BC,  V6K  2Z9

Canada
--------------------------------------------------------------------------------
Paul  J.  Anderson     250,000         250,000           NIL           NIL
1905  -  1088  Quebec  Street
Vancouver,  BC,  V6A  4H2
Canada
--------------------------------------------------------------------------------
Daniel  Almond          10,000          10,000           NIL           NIL
538  Moyer  Road
Kelowna,  BC,  V1X  4R7
Canada
--------------------------------------------------------------------------------
Kara  Brekke           150,000         150,000           NIL           NIL
Suite  304,
522  Smith  Avenue
Coquitlam,  BC,  V3J7X7
Canada
--------------------------------------------------------------------------------
Stuart  Canavor          5,000           5,000           NIL           NIL
348  East  19th  Avenue
Vancouver,  BC,  V5V  1J5
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  12
--------------------------------------------------------------------------------
Patrick  Corsi         100,000         100,000           NIL           NIL
2611  West  4th  Avenue
Vancouver,  BC,  V6K  1P8
Canada
--------------------------------------------------------------------------------
Belinda-Ann  Gray      200,000         200,000           NIL           NIL
401  -  8989  Hudson  Street
Vancouver,  BC,  V6P  6Y1
Canada
--------------------------------------------------------------------------------
Erin  Fransvaag        390,000         390,000           NIL           NIL
Townhouse  11  -  63  Keefer  Place
Vancouver,  BC,  V6B  6N6
Canada
--------------------------------------------------------------------------------
Laurie  Fugman         500,000         500,000           NIL           NIL
827  West  19th  Avenue
Vancouver,  BC,  V5Z  1X4
Canada
--------------------------------------------------------------------------------
Lorna-Dee  Glen         20,000          20,000           NIL           NIL
18923  60A  Avenue
Surrey,  BC,  V3S  8A3
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  13
--------------------------------------------------------------------------------
Andrea  Headridge       10,000          10,000           NIL           NIL
1987  Brunette  Avenue
Coquitlam,  BC,  V3K  1J1
Canada
--------------------------------------------------------------------------------
Colin  Hong              5,000           5,000           NIL           NIL
#307  -  1723  Alberni  Street
Vancouver,  BC,  V6G  3G9
Canada
--------------------------------------------------------------------------------
Jabeel  Janmohamed     150,000         150,000           NIL           NIL
1987  Brunette  Avenue
Coquitlam,  BC,  V3K  1J1
Canada
--------------------------------------------------------------------------------
Michelle  Kerr         250,000         250,000           NIL           NIL
404  -  2266  West  1st  Avenue
Vancouver,  BC,
Canada
--------------------------------------------------------------------------------
Hanifa  Ladha           15,000          15,000           NIL           NIL
3112  Boundary  Road
Burnaby,  BC,  V5M  4A2
Canada
--------------------------------------------------------------------------------
Abdul  Ladha           200,000         200,000           NIL           NIL
3112  Boundary  Road
Burnaby,  BC,  V5M  4A2
Canada
--------------------------------------------------------------------------------
Glen  Little             5,000           5,000           NIL           NIL
16193  111A  Avenue
Surrey,  BC,  V4N  4T1
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  14
--------------------------------------------------------------------------------
Carol  Little            5,000           5,000           NIL           NIL
16193  111A  Avenue
Surrey,  BC,  V4N  4T1
Canada
--------------------------------------------------------------------------------
Mark  McLean           450,000         450,000           NIL           NIL
210  -  1111  Lynn  Valley  Road
North  Vancouver,  BC,
Canada
--------------------------------------------------------------------------------
Daryl Montgomery        10,000          10,000           NIL           NIL
118  -  633  West  8th  Avenue
Vancouver,  BC,  V5Z  1C7
Canada
--------------------------------------------------------------------------------
Michael  J.  Mugford    10,000          10,000           NIL           NIL
2434  Nelson  Avenue
West  Vancouver,  BC,  V7V  2R4
Canada
--------------------------------------------------------------------------------
Hudson Capital Corp.   100,000         100,000           NIL           NIL
PO Box 38017
968 West King Edward Avenue
Vancouver, BC, V5Z 4L9
Canada
Beneficial  Owner:  Jordan  Shapiro
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  15
--------------------------------------------------------------------------------
Kim  O'Leary           100,000         100,000           NIL           NIL
#404  -  2266  West  1st  Avenue
Vancouver,  BC,  V6K  1G1
Canada
--------------------------------------------------------------------------------
Bartolomiej
J. Piotrowski           10,000          10,000           NIL           NIL
12610  228th  Street
Maple  Ridge,  BC,  V2X  6M8
Canada
--------------------------------------------------------------------------------
Mike  Piotrowski        10,000          10,000           NIL           NIL
12610  228th  Street
Maple  Ridge,  BC,  V2X  6M8
Canada
--------------------------------------------------------------------------------
Paul  Piotrowski       150,000          150,000          NIL           NIL
1987  Brunette  Avenue
Coquitlam,  BC,  V3K  1J1
Canada
--------------------------------------------------------------------------------
Richard  Prevost        50,000           50,000          NIL           NIL
#202  -  2216  West  3rd  Avenue
Vancouver,  BC,  V6K  1L4
Canada
--------------------------------------------------------------------------------
Mary  Jane  Ramirez     10,000           10,000          NIL           NIL
825  SW  Marine  Drive,  Suite  202
Vancouver,  BC,  V6P  3A2
Canada
--------------------------------------------------------------------------------

Andrew  H.  Rees        10,000           10,000          NIL           NIL
1860  West  1st  Avenue
Vancouver,  BC,
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  16
--------------------------------------------------------------------------------
Anthony  Cheung        300,000         300,000           NIL           NIL
1127  16th  Avenue  E
Vancouver,  BC,  V5T  4M4
Canada
--------------------------------------------------------------------------------
Andrea  Reid            10,000          10,000           NIL           NIL
261  Queens  Avenue  West
Vancouver,  BC,  V7N  2K6
Canada
--------------------------------------------------------------------------------
Jeremy  Ross           300,000         300,000           NIL           NIL
1860  West  1st  Avenue
Vancouver,  BC,
Canada
--------------------------------------------------------------------------------
Renotcka  Rzepczyk     200,000         200,000           NIL           NIL
837  West  19th  Avenue
Vancouver,  BC,  V5Z  1X7
Canada
--------------------------------------------------------------------------------
Trevor  Sali           345,000         345,000           NIL           NIL
Suite  304,  522  Smith  Avenue
Coquitlam,  BC,  V3J  7X7
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  17
--------------------------------------------------------------------------------
Brent  Shantz           10,000          10,000           NIL           NIL
#208  -  1050  Broughton  Street
Vancouver,  BC,  V6G  2A6
Canada
--------------------------------------------------------------------------------
Gary  Taylor             5,000           5,000           NIL           NIL
4643  Westlawn  Drive
Burnaby,  BC,  V5C  3R2
Canada
--------------------------------------------------------------------------------
Robert  Taylor           5,000           5,000           NIL           NIL
4643  Westlawn  Drive
Burnaby,  BC,  V5C  3R2
Canada
--------------------------------------------------------------------------------
Carissa  Ten-Pow        10,000          10,000           NIL           NIL
12629  56th  Avenue
Surrey,  BC,  V3X  2Y7
Canada
--------------------------------------------------------------------------------
Joel  Ten-Pow           10,000          10,000           NIL           NIL
12629  56th  Avenue
Surrey,  BC,  V3X  2Y7
Canada
--------------------------------------------------------------------------------
Leonardo  Tioseco       10,000          10,000           NIL           NIL
1109  -  819  Hamilton  Street
Vancouver,  BC,  V6B  6M2
Canada
--------------------------------------------------------------------------------
Alison  Tohill          20,000          20,000           NIL           NIL
303  -  8722  Selkirk  Street
Vancouver,  BC,
Canada
--------------------------------------------------------------------------------
Karen  Travis           20,000          20,000           NIL           NIL
3287  Highland  Blvd.
North  Vancouver,  BC,  V7R  2X7
Canada
--------------------------------------------------------------------------------
Jamie  Travis           20,000          20,000           NIL           NIL
#202  -  1205  Comox  Street
Vancouver,  BC,
Canada
--------------------------------------------------------------------------------

------------------------------------

Table  is  continued  from  page  18
--------------------------------------------------------------------------------
Bryan  Velve            20,000          20,000           NIL           NIL
3215  Macdonald  Street
Vancouver,  BC,  V6L  2N2
Canada

--------------------------------------------------------------------------------
Edward  Wong            10,000          10,000           NIL           NIL
8120  Burnfield  Crescent
Burnaby,  BC,  V5E  3W7
Canada
--------------------------------------------------------------------------------
Anita  Young             5,000           5,000           NIL           NIL
#25  -  1650  Columbia  Valley  Hwy
Lindell  Beach,  BC,  V0X  1P0
Canada
--------------------------------------------------------------------------------
John  Young             10,000          10,000           NIL           NIL
#25  -  1650  Columbia  Valley  Hwy
Lindell  Beach,  BC,  V0X  1P0
Canada
--------------------------------------------------------------------------------
ACP  Sports
Enterprises  Ltd.        1,000           1,000           NIL           NIL
211  -  403  North  Road
Coquitlam,  BC,  V3K  3V9
Canada
Beneficial  Owner:  Adrian  Pettyfer
--------------------------------------------------------------------------------
Shi-Fang  Shi            1,000           1,000           NIL           NIL
1328  East  35th  Avenue
Vancouver,  BC,  V5W  1C1
Canada
--------------------------------------------------------------------------------
Ping  Shen               1,000           1,000           NIL           NIL
1328  East  35th  Avenue
Vancouver,  BC,  V5W  1C1
Canada
--------------------------------------------------------------------------------
Bracia's Apparel Ltd.    1,000           1,000           NIL           NIL
101  -  580  Hornby  Street
Vancouver,  BC,  V6C  3B6
Canada
Beneficial  Owner:  Mike  Bracia
--------------------------------------------------------------------------------
Karen  Norman            1,000           1,000           NIL           NIL
12292  Parktree  Crescent
Surrey,  BC,  V3X  1Z7
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  19
--------------------------------------------------------------------------------
ACR II
Intertainment (Canada)   1,000           1,000           NIL           NIL
Incorporated
#206  -  2190  West  5th  Avenue
Vancouver,  BC,  V6B  1S2
Canada
Beneficial  Owner:  Andy  Chu
--------------------------------------------------------------------------------
John  Buttedahl          1,000           1,000           NIL           NIL
214  -  2228  Marstrand

Vancouver,  BC,  V6K  4T1
Canada
--------------------------------------------------------------------------------
Eva  Zilic               1,000           1,000           NIL           NIL
4263  Gravely  Street
Burnaby,  BC,  V5C  3T7
Canada
--------------------------------------------------------------------------------
Roman  Zilic             1,000           1,000           NIL           NIL
4263  Gravely  Street
Burnaby,  BC,  V5C  3T7
Canada
--------------------------------------------------------------------------------
Ronald  Grendovich       1,000           1,000           NIL           NIL
3438  East  24th  Avenue
Vancouver,  BC,  V5R  1G6
Canada
--------------------------------------------------------------------------------
Lori  Grendovich         1,000           1,000           NIL           NIL
3438  East  24th  Avenue
Vancouver,  BC,  V5R  1G6
Canada
--------------------------------------------------------------------------------
Tara  Brandolini         1,000           1,000           NIL           NIL
1907  -  939  Homer  Street
Vancouver,  BC,  V6G  1Z8
Canada
--------------------------------------------------------------------------------
Gary  Brandolini         1,000           1,000           NIL           NIL
#4  -  2133  St.  Georges  Avenue
North  Vancouver,  BC,  V7L  3K5

Canada
--------------------------------------------------------------------------------
Bronwyn  Fourie          1,000           1,000           NIL           NIL
#4  -  2133  St.  Georges  Avenue
North  Vancouver,  BC,  V7L  3K5
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  20
--------------------------------------------------------------------------------
Franco  Bastone          1,000           1,000           NIL           NIL
3292  West  8th  Avenue
Vancouver,  BC,  V6K  2C5
Canada
--------------------------------------------------------------------------------
Natalino  Bastone        1,000           1,000           NIL           NIL
2425  16th  Avenue  W.
Vancouver,  BC  V6K  3B7
Canada
--------------------------------------------------------------------------------
Randy  Hildebrant        1,000           1,000           NIL           NIL
1205-  1450  Chestnut  Street
Vancouver,  BC  V6J  3K3
Canada
--------------------------------------------------------------------------------
Ning  Lan                1,000           1,000           NIL           NIL
1328  East  35th  Avenue
Vancouver,  BC  V5W  1C1
Canada
--------------------------------------------------------------------------------
Lai  Gen  Shen           1,000           1,000           NIL           NIL
1328  East  35th  Avenue
Vancouver,  BC  V5W  1C1
Canada
--------------------------------------------------------------------------------
Dawn  Campbell           1,000           1,000           NIL           NIL
#4  -  1725  East  1st  Avenue
Vancouver,  BC  V5N  1A9
Canada
--------------------------------------------------------------------------------
Maria  Paraschos         1,000           1,000           NIL           NIL
2790  West  22nd  Avenue
Vancouver,  BC  V6L  1M4
Canada

--------------------------------------------------------------------------------
Jeff  Young              1,000           1,000           NIL           NIL
#800  -  15355  24th  Avenue
Suite  468
Surrey,  BC  V4A  2H9
Canada
--------------------------------------------------------------------------------
Kelly  D.  Mulzet        1,000           1,000           NIL           NIL
#7  -  1828  Horizon  Drive
Kelowna,  BC  V1Z  3N5
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  21
--------------------------------------------------------------------------------
Nick  Di  Palma          1,000           1,000           NIL           NIL
4601  Union  Street
Burnaby  BC  V5C  2Y2
Canada
--------------------------------------------------------------------------------
Benjamin  Lee            1,000           1,000           NIL           NIL
#303  -  1255  Main  Street
Vancouver,  BC  V6A  4G5
Canada
--------------------------------------------------------------------------------
Patrizio  Gallina        1,000           1,000           NIL           NIL
2823  Grant  Street
Vancouver,  BC  V5K  3H4
Canada
--------------------------------------------------------------------------------
Janice  Fiege            1,000           1,000           NIL           NIL
#2407  -  501  Pacific  Street
Vancouver,  BC  V6Z  2X6
Canada
--------------------------------------------------------------------------------
John  Casper             1,000           1,000           NIL           NIL
1620  East  21st  Avenue
Vancouver,  BC  V5N  2N5
Canada
--------------------------------------------------------------------------------
Fernando  Alves          1,000           1,000           NIL           NIL
1559  Willingdon  Avenue
Vancouver,  BC  V5C  5H8
Canada
--------------------------------------------------------------------------------
Ian  Wong                1,000           1,000           NIL           NIL
#2801  -  930  Cambie
Vancouver,  BC  V6B  5X6
Canada
--------------------------------------------------------------------------------
Gus  Karvelis            1,000           1,000           NIL           NIL
2122  Stephens  Street
Vancouver,  BC  V6K  3W3
Canada
--------------------------------------------------------------------------------
Costa  Caboyannis        1,000           1,000           NIL           NIL
3350  7th  Avenue  West
Vancouver,  BC  V6R  1V8
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  22
--------------------------------------------------------------------------------
Jennifer  Ouellet        1,000           1,000           NIL           NIL
1906  -  1367  Alberni  Street
Vancouver,  BC  V7E  4R9
Canada
--------------------------------------------------------------------------------
Kenneth  Cameron  Park   1,000           1,000           NIL           NIL
359  West  15th  Avenue
Vancouver,  BC  V5Y  1Y3
Canada
--------------------------------------------------------------------------------
Gilmar  Carvalho         1,000           1,000           NIL           NIL
4636  Dumfries  Street
Vancouver,  BC  V5N  3T2
Canada
--------------------------------------------------------------------------------
U-Perform
Athletics Ltd.           1,000           1,000           NIL           NIL
(dba  Human  Performance)
943  Blue  Mountain  Street

Coquitlam,  BC  V3J  4S9
Canada
Beneficial  Owner:  Robert  Gareau
--------------------------------------------------------------------------------
Tony  Kromidas           1,000           1,000           NIL           NIL
2819  West  24th  Avenue
Vancouver,  BC  V6L  1R3
Canada
--------------------------------------------------------------------------------
Rob  Faccio              1,000           1,000           NIL           NIL
3075  Robson  Drive
Coquitlam,  BC  V3E  2R8
Canada
--------------------------------------------------------------------------------
Wail  Wong               1,000           1,000           NIL           NIL
201  -  906  West  Broadway
Vancouver,  BC  V5Z  1K7
Canada
--------------------------------------------------------------------------------
Western Grinder Inc.     1,000           1,000           NIL           NIL
205  -  1525  Clivedon  Avenue
Delta,  BC  V3M  6L2
Canada
Beneficial  Owner:  John  Bevilacqua
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  23
--------------------------------------------------------------------------------
Jason  Wyllie            1,000           1,000           NIL           NIL
4361  -  49th  Street
Delta,  BC  V4K  2S8
Canada
--------------------------------------------------------------------------------
Lori  Nicklason          1,000           1,000           NIL           NIL
2601  -  889  Homer  Street
Vancouver,  BC  V6R  5S3
Canada
--------------------------------------------------------------------------------
Tony  Rosselli           1,000           1,000           NIL           NIL
4090  Perry  Street
Vancouver,  BC  V5N  3X3
Canada
--------------------------------------------------------------------------------
Butler Health Services   1,000           1,000           NIL           NIL
203B  15461  Derwent  Way
Delta,  BC  V3M  6K9
Canada
Beneficial  Owner:  Steve  Butler
--------------------------------------------------------------------------------
Charlene  Monachese      1,000           1,000           NIL           NIL
2206  -  6888  Station  Hill  Drive
Burnaby,  BC  V3N  4X5
Canada
--------------------------------------------------------------------------------
Stefano  Monachese       1,000           1,000           NIL           NIL
2206  -  6888  Station  Hill  Drive
Burnaby,  BC  V3N  4X5
Canada
--------------------------------------------------------------------------------
Murray  Savard           1,000           1,000           NIL           NIL
401  -  1195  West  13th  Avenue
Vancouver,  BC  V6H  1N4
Canada
--------------------------------------------------------------------------------
Lorenzo  Filippelli      1,000           1,000           NIL           NIL
401  -  1195  West  13th  Avenue
Vancouver,  BC  V6H  1N4
Canada
--------------------------------------------------------------------------------

------------------------------------
Table  is  continued  from  page  24


--------------------------------------------------------------------------------
Kosta  Kromidas          1,000           1,000           NIL           NIL
2819  West  24th  Avenue
Vancouver,  BC  V6L  1R3
Canada
--------------------------------------------------------------------------------
Angela  Kromidas         1,000           1,000           NIL           NIL
2819  West  24th  Avenue
Vancouver,  BC  V6L  1R3
Canada
--------------------------------------------------------------------------------
Lance  Blanchette        2,000           2,000           NIL           NIL
108  -  2211  Wall  Street
Vancouver,  BC  V5L  1G4
Canada
--------------------------------------------------------------------------------
Dr.  Douglas  Liu        2,000           2,000           NIL           NIL
225  S.  Delta  Avenue
Burnaby,  BC  V5L  3C6
Canada
--------------------------------------------------------------------------------






The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 10,554,000 shares of common stock outstanding on May 6, 2003.



Other than Anita and John Young who are the parents of our President, Michael Young, and Jeff Young who is the brother of our President, none of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)  has  ever  been  one  of  our  officers  or  directors.

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:




1. On such public markets as the common stock may from time to time be trading;
2.     In  privately  negotiated  transactions;
3.     Through  the  writing  of  options  on  the  common  stock;
4.     In  short  sales;  or
5.     In  any  combination  of  these  methods  of  distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for trading of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:



1.     The  market  price  of  our  common stock prevailing at the time of sale;
2.     A  price  related to such prevailing market price of our common stock; or
3.     Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

- Not engage in any stabilization activities in connection with our common stock;

- Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

- Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS

We  are  not  currently  a  party  to  any  legal  proceedings.

Our agent for service of process in Nevada is Cane O'Neill Taylor, LLC, 2300 West Sahara Avenue, Suite 500, Box 18, Las Vegas, Nevada 89102.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


Our executive officers and directors and their respective ages as of May 6, 2003 are as follows:



Name                         Age              Office(s)  Held
----                         ---              ---------------

Michael  L.  Young           39               Director  &  President

Vicki  White                 32               Director, Secretary & Treasurer

MICHAEL  L. YOUNG is our president and a director.   Currently Mr. Young commits
approximately  10  hours  per  week  to  Iguana's  operations.




Mr. Young received a life, accident and sickness insurance license certificate in 1994; a investment funds institute license and certificate in 1995; and a life underwriters' association training course certificate in 1997. From April 1982 to December 1993, Mr. Young worked for the Insurance Corporation of British Columbia in a number of areas; starting from customer accounts representative and later becoming a customer accounts trainer, a material damage estimator, a material damage technical supervisor and finally a material damage manager. In January 1994, Mr. Young joined Prudential Assurance as a sales agent. He resigned from that position in May 1997. At that point the company had changed its name from Prudential Assurance to Clarica. Since May 1997, Mr. Young has been working as an independent contractor, providing services and direction to stream line office efficiencies in the areas of acquisition targets, finance, marketing strategies, business plan implementation, investor relations and office administration.



Mr. Michael L. Young does not have any formal training as a geologist or in the technical aspects of management of a mineral exploration company. He lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, Mr. Young may not be fully aware of the specific requirements related to working within this industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.

VICKI WHITE is our secretary, treasurer and a director. Ms. White's duties with Iguana Ventures include maintaining the books, bank accounts, and general administrative duties. Ms. White currently commits approximately 5 hours a week to Iguana's operations. Ms. White will be granted options at a future date. Currently there is no option plan currently in place and we have not set a date or parameter to structure such options.



Since October 1997, Ms. White has been employed by Sears, Canada. She currently holds the position of educator for the Langley store. This role includes implementing and presenting various training, developing, and coaching to all store associates. She trains all associates to use all in store computer systems, teach selling skills that work for Sears base of customers, and give associates the information to give quality customer service. Before being promoted to this position she was the office manager responsible for all accounts payable and receivable and managing office staff working on the store audit detail. From October 1990 to 1997 Ms. White worked for the Real Canadian Superstore.

Ms. Vicki White does not have any formal training as a geologist or in the technical aspects of management of a mineral exploration company. She lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, Ms. White may not be fully aware of the specific requirements related to working within this industry. Her decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use.


TERM  OF  OFFICE

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.


SIGNIFICANT  EMPLOYEES

We  have  no  significant  employees  other  than  our  officers  and directors.

We conduct our business through agreements with consultants and arms-length third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT




The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 6, 2003 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors, (iii) named executive officers, and (iv) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.





--------------------------------------------------------------------------------
                    Name and address      Number  of  Shares  Percentage  of
Title  of class     of beneficial owner   of Common Stock     Common Stock (1)
--------------------------------------------------------------------------------
Common  Stock       Michael Young         6,000,000  shares   56.85%
                    Director,  President,
                    102-925  West  10th  Ave.
                    Vancouver, British Columbia
                    Canada  V5Z  1L9

Common  Stock       Vicki  White          NIL                 NIL
                    Director, Secretary, Treasurer
                    5723  192  Street
                    Surrey, British Columbia
                    Canada  V3S  7M8

Common  Stock       All Officers and      6,000,000  shares   56.85%
                    Directors
                    as  a  Group  (2  persons)
--------------------------------------------------------------------------------



(1) The percent of class is based on 10,554,000 shares of common stock issued and outstanding as of May 6, 2003.



It is believed by us that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL



Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of May 6, 2003, there were 10,554,000 shares of our common stock issued and outstanding that were held by one hundred and two (102) stockholders of record. We have not issued any shares of preferred stock.



COMMON  STOCK

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


PREFERRED  STOCK

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to the following:

(a) the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b) whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c) the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d) sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e) the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f) voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g) subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

DIVIDEND  POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE  PURCHASE  WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE  SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

NEVADA  ANTI-TAKEOVER  LAWS

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane O'Neill Taylor, LLC, our independent legal counsel, has provided an opinion on the validity of our common stock.

Morgan & Company, independent chartered accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan & Company has presented their report with respect to our audited financial statements. The report of Morgan & Company is included in reliance upon their authority as experts in accounting and auditing.

Mr. W.G. Timmins, a consulting geologist and registered professional engineer, has provided us with a geological evaluation report on the mineral claims. Mr. Timmins was employed on a flat rate consulting fee and he has no interest, nor does he expect any interest in the property or securities of Iguana Ventures.

      DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We  were  incorporated  on April 12, 2002 under the laws of the state of Nevada.


We retained Larry R.W. Sostad, an experienced prospector, to stake our mineral claims for us. We paid Mr. Sostad $5,000CDN for these services.

Mr. Michael Young has been our president, director and sole promoter since our inception. Mr. Young acquired 6,000,000 shares of our common stock at a price of $0.001 US per share on June 17, 2002. Mr. Young paid a total purchase price of $6,000 for these shares.


                             DESCRIPTION OF BUSINESS

IN  GENERAL

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own four mineral claims that we refer to as the Saucy mineral claims. Further exploration of these mineral claims is required before a final determination as to their viability can be made. No commercially viable mineral deposit may exist on our mineral claims. Our plan of operations is to carry out exploration work on these claims in order to ascertain whether they possess deposits of gold, copper or silver. We can provide no assurance to investors that our mineral claims contain a mineral deposit until appropriate exploratory work is done and an evaluation based on that work concludes further work programs are justified. At this time, we have no reserves on our mineral claims.


ACQUISITION  OF  THE  SAUCY  MINERAL  CLAIMS

We have obtained four mineral claims known as the Saucy mineral claims, covering a total area of 220 acres located in the Province of British Columbia, Canada. We retained Larry R.W. Sostad, an experienced prospector, to stake these mineral claims for us, the ownership of which was transferred to our subsidiary on July 15, 2002.

DESCRIPTION  AND  LOCATION  OF  THE  SAUCY  MINERAL  CLAIMS

The property comprises four mineral claims with a total area of approximately 220 acres, located in British Columbia, Canada. The claims are located on the north side of Ashlu River about 29 miles from the town of Squamish about 35 miles north of Vancouver, British Columbia, Canada. The claims are accessible by logging road. Our president, Mr. Young obtained information on the area from the British Columbia Department of Mines and Geological Consultants and Mr. Young believed the timing was opportune to obtain this property at the price paid.

The Saucy mineral claims were recorded with the Ministry of Energy and Mines, Province of British Columbia, Canada under the following names and claim numbers:


     Name  of  Mineral  Claim          Grant  Number        Expiry  Date
     ------------------------          -------------        ------------

     SAUCY  #1                         393633               June  5,  2004
     SAUCY  #2                         393634               June  5,  2004
     SAUCY  #3                         393635               June  5,  2004
     SAUCY  #4                         393636               June  5,  2004

Title to the property's mineral claims is held in our wholly owned subsidiary's name, Iguana Explorations, Inc. The Province of British Columbia owns the land covered by the mineral claims. To our knowledge, there are no native land claims that might affect our title to the mineral claims or to

British Columbia's title of the property. There is no viable way for us to determine what claims, if any, certain aboriginal groups may make. The Government of British Columbia has adopted a policy that no private property rights will be expropriated to settle native claims.

Our mineral claims will expire on June 5, 2004 . We intend to extend our claims on this expiration date. Sufficient work has already been completed on the property to maintain the claims in good standing without paying a filing fee to the Province of British Columbia in lieu of completing exploration work. Mineral claims of this type may be extended either by completing sufficient work and filing a report on the work completed on the mineral property with the British Columbia Ministry of Energy and Mines, or by paying a filing fee in lieu of performing the exploration work. The fee amount is approximately $100 per claim, per year in the first three years, and $200 per claim, per year afterwards, up to ten years.

Mr. Sostad recorded our claims to cover the main area of potential gold, copper and silver mineralization. We are the legal owner of the mineral claims and no other person or entity has any interest in the mineral claims.



Based on our completion of stage one, we have already conducted enough exploration to extend our mineral claims for approximately 6 more years.



GEOLOGICAL  REPORT

We engaged Mr. W.G. Timmins to prepare a geological evaluation report on the Saucy mineral claims. Mr. Timmins is a consulting geologist and registered professional engineer in the Geological Section of the Association of Professional Engineers of the Province of British Columbia, Canada. Mr. Timmins has practiced his profession for 39 years and been a registered professional engineer since 1969.

The work completed by Mr. Timmins in preparing the geological report consisted of the review of geological data from previous exploration. The acquisition of this data involved the research and investigation of historic files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims. The work involved in this data acquisition includes report reproduction and compilation of preexisting information.

We received the geological evaluation report on the mineral claims prepared by Mr. Timmins on September 6, 2002. This report is entitled "Report on the Saucy Mineral Claims For Iguana Exploration Inc." The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration. The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.




Stage one exploration work was conducted and completed by Mr. Timmins. Mr. Timmins recommended further work be conducted. Stage two will increase the size of the target area and provide a greater, more thorough evaluation of the potential for a mineral deposit on the claim by expanding the old soil sample lines.

On September 26, 2002, Mr. Timmins, our consulting geologist, completed his review of the stage one work results on our Saucy mineral claims and provided us with a letter containing his conclusions. Mr.

Timmins concluded that the results were favorable and he recommended we proceed to the next stage of our exploration program.





EXPLORATION  HISTORY  OF  THE  MINERAL  CLAIMS

The area of our mineral claims first received attention in the early 1920's with the discovery of gold in quartz veins on the south side of the Ashlu River. During the early 1920's, mineralization was located on what are now the Saucy claims and limited surface and underground work resulted in the shipping of two tons of hand-sorted ore.

As far as is known, following the 1920s, no work was carried out on the property until it was acquired by Mar-Gold Resources in 1979. Between 1979 and 1981, the property was examined, partially mapped and the subject of limited magnetometer surveying, and minor exploratory drilling carried out by Pamicon Developments Ltd. The exploratory works carried out were documented in Part I and Part 2 of the Geological Reports on the Lee and Yalakum Mineral Claims. The Reports were written by geologist David A. Yeager and professional engineer, Charles K. Ikona for Mar-Gold Resources Ltd.

GEOLOGY  OF  THE  MINERAL  CLAIMS




The area has been mapped by the Geological Survey of Canada. Pamicon Developments on behalf of Mar-Gold Resources carried out geological mapping of outcrop exposures in a limited area where the main showing is located and at the two old adits (tunnels). An adit is an opening driven horizontally into the side of a mountain or hill for providing access to a mineral deposit. An altimeter was used for elevation control so that the relative elevation of structures, adits, showings, and outcrops were tabulated as well as hillside contours plotted.



The claim group is underlain by plutonic rocks of Cretaceous age composed of variably textured granodiorites or fluid rocks coming up from greath depth. Granodiorites are granular rocks of light color and even texture consisting chiefly of feldspar, quartz, and white rock forming mineral constituents. The granodiorites are presumed to represent different phases of the same intrusive event, as there is no marked alteration at the intrusive contacts.

Two main rock types are predominant in the area as determined by the unit samples taken from the mineral claims. One is a finely crystalline, equigranular, hornblende granodiorite. Hornblendes are dark mineral found as a rock forming constituent. The mineral chemically is a complex ferro-magnesium aluminium silicate. There is little variation in the unit with the exception that in many areas, there are approximately 8 inch inclusions of very finely crystalline granodiorite that form approximately 80% of the rock. The other is a coarsely crystalline, hornblende and/or biotite granodiorite. The biotite is a dark colored mica. The biotite and hornblende occur in large -- approximately 4 mm -- crystal aggregates, as well as in small disseminated crystals. The unit is variable in texture throughout the map area, the notable variations being crystal size and relative amounts of biotite and hornblende. Unit 3 also contains approximately 8 inch inclusions of very finely crystalline material. In one locality these fragments are relatively unaltered and were identified as andesites of volcanic origin. Andesites are the volcanic equivalent of diorite usually fine grained to glassy.

Unit 1 was encountered in a single float occurrence at the eastern edge of the map area and consists of a breccia zone with fragments of hornblendite and granodiorite in a quartz matrix. Breccias are volcanic rocks containing abundant angular fragments in a fine grained volcanic matrix. The breccia in places gives way to massive hornblendite. The orientation or direction of the structure is not known.

Regionally, the Ashlu River Valley appears to represent a structural trend at N50W with cross structures represented by secondary drainage trending at N30E.

As reported by Pamicon Developments, encouraging values in gold and silver were obtained at many locations on the property. This mineralization occurs both in sheared fractures and in several types of veins.




The most interesting mineralized vein is exposed in the open cut at the main showing trending northwest and dipping to the north. . A vein is a fissure, fault or crack in a rock filled by minerals that have travelled upwards from some deep source.



The open cut vein is at present overgrown to a large degree, however, results of the 1979 program by Pamicon Developments, indicated that the best mineralization was to be found in a pyrite/chalcopyrite vein in the open cut. More sampling was done in 1980 in order to more fully delineate the distribution of gold and silver values in the vein and wall rock. Certain samples essentially duplicated the 1979 low results and others contained significant gold values.




Two trenches were blasted on strike extensions of the vein. Here the vein was essentially pure quartz with minor pyrite and chalcopyrite rather than pure sulphides as in the open cut. A large trench was blasted on surface adjacent to and south of No. 1 adit. This trench was approximately 46 feet long by 10 feet high on the back wall. The trench was blasted to better expose a quartz vein swarm and adjacent wall rocks.



A magnetometer survey was conducted over the limited grid area using the 65 feet grid established during the 1979 season for location control and a McPhar Fluxgate 700 portable magnetometer for the instrument. The stream gully associated with No. 1 adit and the open cut vein has a definite magnetic signature marked by a series of high-low pairs of anomalous readings. Although these anomalous features are apparently not exactly coincident with precious metal veins on surface, they are certainly physically near enough to the known showings to be considered important. A second noticeable feature is a northwest-southeast linear trend to most of the contours. This is felt to reflect the orientation of the local rock foliation or lines of separation which can readily be seen in outcrop exposures.

RECOMMENDATIONS  OF  GEOLOGICAL  REPORTS

The mineral properties host sulphide veins and shear zones containing significant gold and silver values. Most of the showings known to date occur in proximity to the westerly flowing creek and depression which is assumed to be underlain by a fault, shear zone or vein system which may be associated with the emplacement of mineralization.

The open cut vein is known to contain heavy sulphides with gold and silver values.

Although the No. 1 and No. 2 adits did not appear to contain meaningful amounts of precious metal values, it is not known what their targets were and further work will be required to determine more accurate geologic information in this area.

The geological report concludes that the property merits further exploration and a preliminary program consisting of reconnaissance geology and sampling followed by trenching, sampling, prospecting and geological mapping. The report breaks this program into two stages and estimates costs as follows:




Stage  One  (completed)                                    U.S.  Funds

     Reconnaissance  geology  and  sampling                $   5,000.00

Stage  Two

     Trenching,  sampling,  prospecting,  mapping          $  10,000.00
                                                           ------------

Total  Cost  Both  Stages                                  $  15,000.00


Stage one was completed on September 26, 2002 by Mr. Timmins. Mr. Timmins has recommended further work be conducted. Stage two will increase the size of the target area and provide a greater, more thorough evaluation of the potential for a mineral deposit on the claim by expanding the old soil sample lines. The stage two exploration program will consist of further geological evaluations of the showing area as well as the area of the adits. Additional trenching which entails the excavation of extensions of the vein structure in order to expose previously concealed portions of the vein. The newly exposed sections would then be geologically mapped and sampled in a systematic manner and the samples analyzed at a certified laboratory. Wall rocks, the rocks on either side of the vein, will also be examined for the presence of mineralization and networks of quartz veinlets. Any further exploration work past the stage two is dependent upon the results found during the execution of the above program.

Our cash on hand as of February 28, 2003 was $17,793. We have sufficient cash on hand to pay the costs of stage two. However, we will require additional financing in order to proceed with any additional work beyond stage two of our exploration program. No additional work aside from the Stage two exploration program is planned at this time.

The geological review and interpretations required in stages one and two of the exploration program have been and will continue to be comprised of reviewing the data acquired and analyzing this data to assess the potential mineralization of the mineral claims. Geological review entails the geological study of an area to determine the geological characteristics, identification of rock types and any obvious indications of mineralization. The purpose of undertaking the geological review is to determine if there is sufficient indication of mineralization to warrant additional exploration. Positive results at each stage of the exploration program would be required to justify continuing with the next stage. Such positive results would include the identification of the zones of mineralization. As mentioned, positive results have been achieved for the stage one work program and the commencement of work on stage two is considered justified.



CURRENT  STATE  OF  EXPLORATION

Our mineral claims presently do not have any mineral reserves. The property that is the subject to our mineral claims is undeveloped and does not contain any open-pit or underground mines. There is no plant or equipment located on the property that is the subject of the mineral claim. Currently, there is no power supply to the mineral claim.

We have only recently commenced exploration of the mineral claim and this exploration is currently in the preliminary stages. Our planned exploration program is exploratory in nature and no mineral reserves may ever be found.


GEOLOGICAL  EXPLORATION  PROGRAM




We have accepted the recommendations of the geologist's report dated September 6, 2002 and have now completed stage one of the geological exploration program. Based on the further recommendation of our geologist, we have decided to proceed to stage two. A decision on proceeding beyond the planned stage two will be made by assessing whether the results of stage two were sufficiently positive to enable us to obtain the financing we will need for us to continue through additional stages of the exploration program. This assessment will include an assessment of the market for financing of mineral exploration projects at the time of our assessment and an evaluation of our cash reserves after the completion of stage two. The decision whether or not to proceed will be based on the recommendations of our geological consultant. The decision of the consultant whether or not to recommend proceeding will be based on a myriad of factors, including his subjective judgment and will depend primarily on the results of the immediately preceding stage. It is impossible to quantify in advance what will be sufficiently positive.

We do not currently have any plans for a Stage three because Stage three, if recommended by our geologist, will depend upon the results of Stage two. Costs will depend on recommendations, which cannot be made until Stage two is completed.



COMPETITION

The mineral exploration industry, in general, is intensively competitive and even if commercial quantities of ore are discovered, a ready market may not exist for the sale of the ore. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

COMPLIANCE  WITH  GOVERNMENT  REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to us is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines, and the Mines Act, as well as the Health, Safety and Reclamation Code and the Mineral Exploration Code.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral titles in British Columbia. The Mineral Tenure Act also governs the issuance of leases which are long term entitlements to minerals, designed as production tenures. The Mineral Tenure Act does not apply to minerals held by crown grant or by freehold tenure.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. It outlines the powers of the Chief Inspector of Mines, to inspect mines, the procedures for obtaining permits to commence work in, on or about a mine and other procedures to be observed at a mine. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral
Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.




Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them. Waste approvals refer to the disposal of rock materials removed from the earth which must be reclaimed . An environmental impact statement may be required.



We have completed stage one of the work program including a review of stage one and recommendations from the geologist. The first stage consisted of reconnaissance geology and sampling; stage two will include additional follow-up on this work, including trenching, sampling, prospecting and mapping of the mineral claims.

We have not budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. British Columbia law requires that a holder of title to mineral claims must spend at least CDN$100 per mineral claim unit per year in order to keep the property in good standing, which we have done. We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or on us in the event a potentially economic deposit is discovered.

Prior to undertaking mineral exploration activities, we must make application under the British Columbia Mines Act for a permit, if we anticipate disturbing land. A permit is issued within 45 days of a complete and satisfactory application. We do not anticipate any difficulties in obtaining a permit, if needed. Minimal disturbance to the land is part of routine exploration work and thus we do not anticipate any difficulties in obtaining a permit.

EMPLOYEES

We have no employees as of the date of this prospectus other than our two officers.

We  conduct  our  business  largely  through  agreements  with  consultants.

RESEARCH  AND  DEVELOPMENT  EXPENDITURES

We have not incurred any research or development expenditures since our incorporation.

SUBSIDIARIES

We have one wholly owned British Columbia subsidiary, named Iguana Exploration Inc.

PATENTS  AND  TRADEMARKS

We  do  not  own,  either  legally  or  beneficially,  any  patent or trademark.

REPORTS  TO  SECURITY  HOLDERS

As we are not required to provide annual reports to security holders at this time, we do not intend to do so. We plan to register as a reporting company under the Securities Exchange Act of 1934 concurrent with the effectiveness of this registration statement. Thereafter, annual reports will be delivered to security holders as required.

                               PLAN OF OPERATIONS




We have completed stage one of our planned two-stage exploration program on the Saucy mineral claims and, together with stage two, expect the total cost for both stages to be approximately $15,000 to assess the properties potential to host gold, copper and silver. Stage one, consisting of mostly sampling and evaluation of the samples, was completed at a cost of $5,000. We now plan to undertake a second stage consisting of trenching, further sampling, prospecting and mapping of the mineral claims.

Our business plan is to proceed with the exploration of the Saucy mineral claims to determine whether there are mineral deposits of gold, copper and silver. The first stage has been completed and our geologist has recommended proceeding to stage two. We estimate that stage two of the geological exploration program will cost approximately $10,000. We had $17,793 of cash on hand as of February 28, 2003. We have sufficient cash on hand to pay the costs of stage two. However, we will require additional financing in order to proceed with any additional work beyond stage two of our exploration program. No additional work aside from the Stage two exploration program is planned at this time.

Mr. Timmins, our geologist, will be engaged to oversee the second stage of the work program which will begin this spring/summer season, as weather permits. Typically, the area is accessible from April through October, with intermittent access possible as weather conditions permit. We anticipate that we will receive the results of this stage of exploration by Fall of 2003. Such difficulty would necessitate a delay in obtaining the results. We will assess the results of this program upon receipt of Mr. Timmins's report. If the results of stage two exploration do not reveal viable commercial mineralization, we may decide to abandon these four claims and acquire new claims for new exploration. The acquisition of additional claims will be dependent upon us possessing capital resources at the time in order to purchase such claims. If no funding is available, we may be forced to abandon our operations.



During this exploration stage, our president will only be devoting approximately 6 hours per week of his time to our business. We do not foresee this limited involvement as negatively impacting our company over the next twelve months as all exploratory work has been and will continue to be performed by outside consultants. In the future, if the demands of our business require more business time of Mr. Young, such as raising additional capital or addressing unforeseen issues with regard to our exploration efforts, he is prepared to adjust his timetable to devote more time to our business. However, it is possible that Mr. Young may not be able to devote sufficient time to the management of our business at the times needed.




We are proceeding to stage two of our geological exploration program following the recommendation of our geologist based upon an assessment of the results of stage one. We have sufficient cash on hand to complete stage two. In making the determination to move to stage two, we reviewed the conclusions and recommendations that we received from Mr. Timmins based on his geological review of the results of the first stage. This assessment included an appraisal of our cash reserves after the completion of stage one and the market for financing of mineral exploration projects at the time of our assessment. We anticipate that this stage will proceed in the spring/summer 2003, weather permitting. Additional work after the completion of stage two will take place only if recommended by the geologist. After stage two is completed, it is anticipated that no work will take place for the remaining portion of 2003. If continuing to stage three is recommended by the geologist, that stage will begin in spring/summer of 2004, assuming we can secure additional funding and weather permitting.

If additional work is recommended following stage two, additional funding will be required. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we may not be able to raise sufficient funding from the sale of our common stock to fund additional stages, if any, of the exploration program. We believe that debt financing will not be an alternative for funding stage two of the exploration program. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. Traditional debt financing is not available at the early stages of exploration in which we are currently involved. We do not have any arrangements in place for any future equity financing.

We anticipate that we will incur the following expenses over the next twelve months:

1. $10,000 in connection with the completion of the second stage of our recommended geological work program.


2. $20,000 for operating expenses, including professional legal and accounting expenses associated with our becoming a reporting issuer under the Securities Exchange Act of 1934;

We had cash in the amount of $28,911 as of February 28, 2003. Our total expenditures over the next twelve months are anticipated to be approximately $30,000. Accordingly, we will require minimal financing to fund our operations for the next twelve months. In the next twelve months, we do not plan to make any purchases or sales of significant equipment, nor do we plan to make any significant changes in our number of employees.

Additional financing may not be available. Additional financing will be necessary to conduct our exploration past stage two, we may consider bringing in an additional joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we may not ever be able to locate a joint venture partner who will assist us in funding our exploration of the Saucy mineral claim.

RESULTS  OF  OPERATIONS  FOR  PERIOD  ENDING FEBRUARY  28,  2003

We did not earn any revenues during the period ending February 28, 2003. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

We incurred operating expenses in the amount of $47,549 for the period from inception on April 12, 2002 to February 28, 2003. These operating expenses included: (a) $3,258 in connection with our acquisition the Saucy mineral claims, (b) office expenses of $2,331 and (c) professional fees in the amount of $34,685 in connection with our corporate organization and documentation. We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to our beginning of stage two of our geological exploration program and the professional fees to be incurred in connection with the filing of amendments to this registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

We incurred a loss in the amount of $47,549 for the period from inception to February 28, 2003. Our loss was attributable entirely to operating expenses.



LIQUIDITY  AND  CAPITAL  RESOURCES




We had cash of $17,793 as of February 28, 2003, and had working capital of $6,151 as of February 28, 2003.



We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive exploration activities. For these reasons our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

                             DESCRIPTION OF PROPERTY

We are the owners of the Saucy mineral claims. We do not own any property other than the Saucy mineral claims. We rent shared office space at 1500 West Georgia Street, Suite 1400, Vancouver,

British Columbia, Canada V6G 2Z6 at a cost of $100 CND per month. This rental is on a month-to-month basis without a formal contract.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than noted in this section:

-    Any  of  our  directors  or  officers;
-    Any  person  proposed  as  a  nominee  for  election  as  a  director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any  of  our  promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Mr. Michael Young acquired 6,000,000 shares of our common stock in his own name at a price of $0.001 per share on June 17, 2002. Mr. Young paid a total purchase price of $6,000 for these shares.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO  PUBLIC  MARKET  FOR  COMMON  STOCK

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.




The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:
(a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS  OF  OUR  COMMON  STOCK

As of the date of this registration statement, we had one hundred and two (102) registered shareholders.

RULE  144  SHARES

A total of 6,000,000 shares of our common stock will be available for resale to the public after June 17, 2003 in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933. The following additional shares of our common stock will also be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933: 4,500,000 shares after July 11, 2003; 54,000 shares after July 31, 2003.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 105,540 shares as of the date of this prospectus; or

2. The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 6,000,000 of the total shares that may be sold, at least partially, pursuant to Rule 144 after June 17, 2003.

STOCK  OPTION  GRANTS

To  date,  we  have  not  granted  any  stock  options.

REGISTRATION  RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the NASD over-the-counter bulletin board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the over-the-counter bulletin board should increase our ability to raise these additional funds from investors.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2.   Our  total  assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY  COMPENSATION  TABLE




The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through February 28, 2003.

--------------------------------------------------------------------------------
                       Annual Compensation      Long Term Compensation
                       -------------------      -----------------------
                                         Other                     LTIP  All
                                         Annual Restricted         pay-  Other
                                         Compen-  Stock  Options/* outs  Compen-
Name        Title      Year Salary Bonus sation Awarded  SARs (#)  ($)   sation
----------  ---------  ---- ------ ----- ------ -------  --------  ----- -------
Michael     President  2002 $   0     0      0       0         0      0       0
Young       and
            Director
--------------------------------------------------------------------------------




                       2003 $   0     0      0       0         0      0       0
--------------------------------------------------------------------------------
Vicki       Secretary, 2002 $   0     0      0       0         0      0       0
White       Treasurer
            and
            Director
--------------------------------------------------------------------------------
                       2003 $   0     0      0       0         0      0       0
--------------------------------------------------------------------------------




We do not pay to our directors or officers any salary or consulting fee. We anticipate that compensation may be paid to officers in the event that we decide to proceed with additional exploration programs beyond the second stage program.

We do not pay to our directors any compensation for each director serving as a director on our board of directors.

We conduct our business through agreements with consultants and arms-length third parties. Currently, we have no formal agreements. Our verbal agreement with our geologist includes his reviewing all of the results from the exploratory work performed upon the site and making recommendations based on those results in exchange for payments equal to the usual and customary rates received by geologists performing similar consulting services. Additionally, we have a verbal agreement with our outside auditors to perform requested accounting functions at their normal and customary rates. Finally, we rent our office space from Georgia Business Centre based upon a verbal month to month lease at a rate of $100 CND per month.

STOCK  OPTION  GRANTS

We did not grant any stock options to the executive officers or directors from inception through February 28, 2003. We have also not granted any stock options to the executive officers since November 30, 2002.

                              FINANCIAL STATEMENTS

Index  to  Financial  Statements:

1. Audited consolidated financial statements for the period ended August 31,2002, including:

     (a)  Auditors'  Report

     (b)  Consolidated  Balance  Sheet;

     (c)  Consolidated  Statement  of  Loss  and  Deficit;

     (d)  Consolidated  Statement  of  Cash  Flows;

     (e)  Consolidated  Statement  of  Stockholders'  Equity;  and

     (f)  Notes  to  Consolidated  Financial  Statements.

2. Unaudited consolidated financial statements for the three month period ended November 30, 2002, including:


     (a)  Consolidated  Balance  Sheet;

     (b)  Consolidated  Statement  of  Loss  and  Deficit;

     (c)  Consolidated  Statement  of  Cash  Flows;

     (d)  Consolidated  Statement  of  Stockholders'  Equity;  and

     (e)  Notes  to  Consolidated  Financial  Statements.




3. Unaudited consolidated financial statements for the three month period ended February 28, 2003, including:


     (a)  Consolidated  Balance  Sheet;

     (b)  Consolidated  Statement  of  Loss  and  Deficit;

     (c)  Consolidated  Statement  of  Cash  Flows;

     (d)  Consolidated  Statement  of  Stockholders'  Equity;  and

     (e)  Notes  to  Consolidated  Financial  Statements.

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                 AUGUST 31, 2002
                            (Stated in U.S. Dollars)

                                                           MORGAN
                                                           & COMPANY
                                                           CHARTERED ACCOUNTANTS




                                AUDITORS' REPORT




To the Director
Iguana Ventures Ltd.
(An exploration stage company)


We have audited the consolidated balance sheet of Iguana Ventures Ltd. (an exploration stage company) as at August 31, 2002 and the consolidated statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the period from April 12, 2002 (date of inception) to August 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2002 and the results of its operations and cash flows for the period from April 12, 2002 (date of inception) to August 31, 2002 in accordance with United States generally accepted accounting principles.


The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the consolidated financial statements, the Company incurred a net loss of $12,515 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, Canada

September 19, 2002                                        Chartered Accountants


Tel: (604) 687-5841        MEMBER OF               P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075           ACPA          Suite 1488 - 700 West Georgia Street
www.morgan-cas.com        INTERNATIONAL                  Vancouver, B.C. V7Y 1A1

                             IGUANA  VENTURES  LTD.
                         (An Exploration Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                 AUGUST 31, 2002
                            (Stated in U.S. Dollars)


----------------------------------------------------------------
ASSETS

Current
  Cash                                               $ 44,123


                                                 ---------

                                                     $ 44,123
==============================================================

LIABILITIES

Current
  Accounts payable                                   $  1,180
  Due to shareholder                                    3,269
                                                     ---------
                                                        4,449
                                                     ---------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with a par value
     of $0.001 per share
    100,000,000 preferred shares with a par
     value of $0.001 per share

  Issued:
    10,554,000 common shares                           10,554

  Additional paid-in capital                           43,146

Deficit Accumulated During The Exploration Stage      (14,026)
                                                     ---------
                                                       39,674
                                                     ---------

                                                     $ 44,123
==============================================================

                              IGUANA  VENTURES  LTD.
                        (An  Exploration  Stage  Company)

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT

            PERIOD FROM INCEPTION, APRIL 12, 2002, TO AUGUST 31, 2002
                            (Stated in U.S. Dollars)


-------------------------------------------------------------------------

Expenses
  Mineral property payment                  $    3,258
  Professional fees                              9,466
  Office and sundry                              1,302
                                            -----------

Net Loss For The Period And Deficit,
 End Of Period                              $   14,026
=======================================================


Basic And Diluted Loss Per Share            $     0.01
=======================================================

Weighted Average Number Of Shares
 Outstanding                                 5,117,121
=======================================================

                             IGUANA  VENTURES  LTD.
                         (An  Exploration  Stage  Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

            PERIOD FROM INCEPTION, APRIL 17, 2002, TO AUGUST 31, 2002
                            (Stated in U.S. Dollars)



-------------------------------------------------------------------------

Cash Flows From Operating Activities
  Net loss for the period                           $(14,026)

Adjustments To Reconcile Net Loss To
 Net Cash Used By Operating Activities
  Change in accounts payable                           1,180
  Change in due to shareholder                         3,269
                                                    ---------
                                                      (9,577)
                                                    ---------

Cash Flows From Financing Activity
  Issue of share capital                              53,700
                                                    ---------

Increase In Cash And Cash, End Of Period            $ 44,123
=============================================================

                              IGUANA  VENTURES  LTD.
                        (An  Exploration  Stage  Company)

                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

             PERIOD FROM INCEPTION, APRIL 12, 2002, TO AUGUST 31, 2002
                             (Stated in U.S. Dollars)



                                     COMMON STOCK
                          --------------------------------     DEFICIT
                            NUMBER                           ACCUMULATED
                              OF                 ADDITIONAL  DURING THE
                            COMMON        PAR      PAID-IN   EXPLORATION
                            SHARES       VALUE     CAPITAL     STAGE      TOTAL
                          ------------------------------------------------------
Shares issued for cash
 at $0.001                 6,000,000  $   6,000  $      -   $      -   $  6,000

Shares issued for cash
 at $0.01                  4,500,000      4,500    40,500          -     45,000

Shares issued for cash
 at $0.05                     54,000         54     2,646          -      2,700

Net loss for the period            -          -         -    (14,026)   (14,026)
                          ------------------------------------------------------

Balance, August 31, 2002  10,554,000  $  10,554  $ 43,146   $(14,026)  $ 39,674
                          ======================================================

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 2002
                            (Stated in U.S. Dollars)



1.     OPERATIONS

Organization

The  Company was incorporated in the State of Nevada, U.S.A., on April 12, 2002.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $14,026 for the period from April 12, 2002 (inception) to August 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.     SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)





a)     Year End

The Company's year end is August 31st.

b)     Consolidation



These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary Iguana Explorations Inc.

c)     Mineral  Claim  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

d)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

e)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

     i)   monetary  items  at  the  rate  prevailing  at the balance sheet date;
    ii)   non-monetary  items  at  the  historical  exchange  rate;
   iii) revenue and expense at the average rate in effect during the applicable accounting period.

f)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 AUGUST 31, 2002
                            (Stated in U.S. Dollars)



2.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

g)     Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


3.     MINERAL  CLAIM  INTEREST

On June 1, 2002, the Company acquired, by staking, a 100% interest in four mineral claims located in British Columbia, Canada for cash consideration of $3,258. Since the Company has not established the commercial feasibility of the mineral claim, the staking costs have been expensed.

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                NOVEMBER 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)



-------------------------------------------------------
                              NOVEMBER 30     AUGUST 31
                                 2002           2002
-------------------------------------------------------
ASSETS

Current
  Cash                         $ 28,911   $ 44,123




                               --------------------
                               $ 28,911   $ 44,123
===================================================


LIABILITIES

Current
  Accounts payable             $  4,683   $  1,180
  Due to shareholder              3,269      3,269
                               --------------------
                                  7,952      4,449
                               --------------------

SHAREHOLDER'S EQUITY

Share Capital
  Authorized:
    100,000,000 common shares with a par value of
     $0.001 per share
    100,000,000 preferred shares with a par value of $0.001 per share

  Issued:
    10,554,000 common shares
     at November 30, 2002 and
     August 31, 2002             10,554     10,554

  Additional paid-in capital     43,146     43,146

Deficit Accumulated During
 The Exploration Stage          (32,741)   (14,026)
                               --------------------
                                 20,959     39,674
                               --------------------

                               $ 28,911   $ 44,123
===================================================


                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)



------------------------------------------------------
                                           PERIOD FROM
                                THREE       INCEPTION
                                MONTHS       APRIL 12
                                ENDED        2002 TO
                             NOVEMBER 30   NOVEMBER 30
                               2002           2002
------------------------------------------------------
Expenses
Mineral property payment    $         -  $ 3,258
Professional fees                13,139   22,605
Office and sundry                   576    1,878
Exploration expenditures          5,000    5,000
                            ---------------------
Net Loss For The Period          18,715  $32,741
                                         ========

Deficit Accumulated During
Exploration Stage,
Beginning Of Period              14,026
                            -----------
Deficit Accumulated During
 The Exploration Stage,
 End Of Period              $    32,741
=======================================

Basic And Diluted
 Loss Per Share             $      0.01
=======================================

Weighted Average Number
 Of Shares Outstanding       10,554,000
=======================================

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)



------------------------------------------------------
                                          PERIOD FROM
                                 THREE     INCEPTION
                                 MONTHS     APRIL 17
                                  ENDED     2002 TO
                             NOVEMBER 30  NOVEMBER 30
                                2002          2002
------------------------------------------------------

Cash Flows From
Operating Activities
  Net loss for the period     $(18,715)  $(32,741)

Adjustments To Reconcile
 Net Loss To Net Cash
 Used By Operating Activities
  Change in accounts payable     3,503      4,683
  Change in due to shareholder       -      3,269
                             ---------------------
                               (15,212)   (24,789)
                             ---------------------

Cash Flows From
Financing Activity
Issue of share capital               -     53,700
                             ---------------------

Increase (Decrease) In Cash    (15,212)    28,911

Cash, Beginning Of Period       44,123          -
                             ---------------------

Cash, End Of Period           $ 28,911   $ 28,911
==================================================

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                NOVEMBER 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)




                               COMMON STOCK
                           ------------------------------  DEFICIT
                           NUMBER                          ACCUMULATED
                            OF                 ADDITIONAL  DURING THE
                            COMMON     PAR     PAID-IN     EXPLORATION
                            SHARES     VALUE   CAPITAL     STAGE      TOTAL
                          ---------------------------------------------------
Shares issued for
 cash at $0.001            6,000,000  $ 6,000  $      -  $      -   $  6,000

Shares issued for
 cash at $0.01             4,500,000    4,500    40,500         -     45,000

Shares issued for
 cash at $0.05                54,000       54     2,646         -      2,700

Net loss for
 the period                        -        -         -   (14,026)   (14,026)
                          ---------------------------------------------------

Balance, August 31, 2002  10,554,000   10,554    43,146   (14,026)    39,674

Net loss for
 the period                        -        -         -   (18,715)   (18,715)

Balance,
November 30, 2002         10,554,000  $10,554  $ 43,146  $(32,741)  $ 20,959
                          ===================================================

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.     BASIS  OF  PRESENTATION

The unaudited consolidated financial statements as of November 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the August 31, 2002 audited consolidated financial statements and notes thereto.


2.     OPERATIONS

Organization

The  Company was incorporated in the State of Nevada, U.S.A., on April 12, 2002.

Exploration  Stage  Activities

The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

Going  Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $32,741 for the period from April 12, 2002 (inception) to November 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:





a)     Year End

The Company's year end is August 31st

Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary Iguana Explorations Inc.

b)     Mineral  Property  Payments  and  Exploration  Costs

The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

c)     Use  of  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

d)     Foreign  Currency  Translation

The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

i)   monetary  items  at  the  rate  prevailing  at  the  balance  sheet  date;
ii)  non-monetary  items  at  the  historical  exchange  rate;
iii) revenue and expense at the average rate in effect during the applicable accounting period.

                              IGUANA VENTURES LTD.
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 2002
                                   (Unaudited)
                            (Stated in U.S. Dollars)



3.     SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

e)     Income  Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

f)     Basic  and  Diluted  Loss  Per  Share

In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


4.     MINERAL  CLAIM  INTEREST

On June 1, 2002, the Company acquired, by staking, a 100% interest in four mineral claims located in British Columbia, Canada for cash consideration of $3,258. Since the Company has not established the commercial feasibility of the mineral claim, the staking costs have been expensed.

                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                        CONSOLIDATED FINANCIAL STATEMENTS


                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)

                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                           CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



--------------------------------------------------------------------------------

                                     FEBRUARY 28  AUGUST 31
                                         2003       2002
--------------------------------------------------------------------------------

ASSETS

CURRENT
Cash                                   $ 17,793   $ 44,123
================================================================================

LIABILITIES

CURRENT
Accounts payable                       $  8,373   $  1,180
Due to shareholder                        3,269      3,269
                                      -----------------------
                                         11,642      4,449
                                      -----------------------

SHAREHOLDER'S EQUITY

SHARE CAPITAL
Authorized:
100,000,000 common shares with
a par value of $0.001 per share
100,000,000 preferred shares with
a par value of $0.001 per share

Issued:
10,554,000 common shares at
February 28, 2003 and August 31, 2002    10,554     10,554

Additional paid-in capital               43,146     43,146

DEFICIT ACCUMULATED DURING
THE EXPLORATION STAGE                   (47,549)   (14,026)
                                      -----------------------
                                          6,151     39,674
                                      -----------------------

                                       $ 17,793   $ 44,123
================================================================================


                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



--------------------------------------------------------------------------------
                                                   PERIOD FROM
                             THREE     SIX           INCEPTION
                            MONTHS     MONTHS        APRIL 12
                             ENDED     ENDED         2002 TO
                     FEBRUARY 28     FEBRUARY 28   FEBRUARY 28
                             2003         2003         2003
--------------------------------------------------------------------------------

EXPENSES
Mineral claim payment       $         -  $         -  $ 3,258
Professional fees                12,080       25,219   34,685
Office and sundry                   453        1,029    2,331
Exploration expenditures              -        5,000    5,000
Transfer agent fees               2,275        2,275    2,275
                           --------------------------------------
NET LOSS FOR THE PERIOD          14,808       33,523  $47,549
                                                      ========
DEFICIT ACCUMULATED DURING
EXPLORATION STAGE,
BEGINNING OF PERIOD              32,741       14,026
                               -----------------------

DEFICIT ACCUMULATED DURING
THE EXPLORATION STAGE,
END OF PERIOD               $    47,549  $    47,549
======================================================

BASIC AND DILUTED
LOSS PER SHARE              $      0.01  $      0.01
======================================================

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING        10,554,000   10,554,000
======================================================

                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



--------------------------------------------------------------------------------
                                                      PERIOD FROM
                             THREE       SIX          INCEPTION
                            MONTHS       MONTHS       APRIL 17
                             ENDED       ENDED        2002 TO
                          FEBRUARY 28  FEBRUARY 28  FEBRUARY 28
                                 2003       2003       2003
--------------------------------------------------------------------------------

CASH FLOWS FROM
OPERATING ACTIVITIES
Net loss for the period        $(14,808)  $(33,523)  $(47,549)

ADJUSTMENTS TO RECONCILE
NET LOSS TO NET CASH
USED BY OPERATING ACTIVITIES
Change in accounts payable        3,690      7,193      8,373
Change in due to shareholder          -          -      3,269
                                 ------------------------------
                                (11,118)   (26,330)   (35,907)
                                 ------------------------------

CASH FLOWS FROM
FINANCING ACTIVITY
Issue of share capital                -          -     53,700
                                 ------------------------------

INCREASE (DECREASE)
IN CASH                         (11,118)   (26,330)    17,793

CASH, BEGINNING OF PERIOD        28,911     44,123          -
                                 ------------------------------

CASH, END OF PERIOD            $ 17,793   $ 17,793   $ 17,793
================================================================================


                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)




                               COMMON STOCK         DEFICIT
                              --------------        ACCUMULATED
                       NUMBER                       DURING THE
                        OF              ADDITIONAL  EXPLORATION
                      COMMON     PAR      PAID-IN    STAGE
                      SHARES     VALUE    CAPITAL             TOTAL
                    ------------------------------------------------------------
Shares issued
for cash at $0.001   6,000,000  $ 6,000  $      -  $      -   $  6,000

Shares issued for
cash at $0.01        4,500,000    4,500    40,500         -     45,000

Shares issued for
cash at $0.05           54,000       54     2,646         -      2,700

Net loss for
the period                   -        -         -   (14,026)   (14,026)
                    ------------------------------------------------------------

Balance,
August 31, 2002     10,554,000   10,554    43,146   (14,026)    39,674

Net loss for
the period                   -        -         -   (33,523)   (33,523)
                    ------------------------------------------------------------

Balance,
February 28, 2003   10,554,000  $10,554  $ 43,146  $(47,549)  $  6,151
                    ============================================================

                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



1.   BASIS  OF  PRESENTATION

     The unaudited consolidated financial statements as of February 28, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these consolidated financial statements be read in conjunction with the August 31, 2002 audited consolidated financial statements and notes thereto.


2.   OPERATIONS

     Organization

     The Company was incorporated in the State of Nevada, U.S.A., on April 12, 2002.

     Exploration  Stage  Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining claims. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

     Going  Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $47,549 for the period from April 12, 2002 (inception) to February 28, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral claims. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)



3.   SIGNIFICANT  ACCOUNTING  POLICIES

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)  Year  End

     The  Company's  year  end  is  August  31.

     b)  Consolidation

     These consolidated financial statements include the accounts of the Company and its wholly-owned Canadian subsidiary Iguana Explorations Inc.

     c)  Mineral  Claim  Payments  and  Exploration  Costs

     The Company expenses all costs related to the acquisition, maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

     d)  Use  of  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

                              IGUANA VENTURES LTD.
                         (AN EXPLORATION STAGE COMPANY)


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                FEBRUARY 28, 2003
                                   (UNAUDITED)
                            (STATED IN U.S. DOLLARS)




3.   SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)

     e)   Foreign  Currency  Translation

          The Company's functional currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

          i)   monetary  items at the rate prevailing at the balance sheet date;
          ii)  non-monetary  items  at  the  historical  exchange  rate;
          iii) revenue and expense at the average rate in effect during the applicable accounting period.

     f)   Income  Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

     g)   Basic  and  Diluted  Loss  Per  Share

          In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At February 28, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

4.   MINERAL  CLAIM  INTEREST

     On June 1, 2002, the Company acquired, by staking, a 100% interest in four mineral claims located in British Columbia, Canada for cash consideration of $3,258. Since the Company has not established the commercial feasibility of the mineral claim, the staking costs have been expensed.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We  have  had  no  changes  in  or  disagreements  with  our  accountants.


                              AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy
                             ------------------
statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                                     PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Our  officers  and  directors  are indemnified as provided by the Nevada Revised
Statutes  and  our  bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful  misconduct.


Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such  indemnification  is  expressly  required  to  be  made  by  law;
     (2)  the  proceeding  was  authorized  by  our  Board  of  Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such  indemnification  is  required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The  estimated  costs  of  this  offering  are  as  follows:

Securities  and  Exchange  Commission  registration  fee        $    20.95
Federal  Taxes                                                  $   NIL
State  Taxes  and  Fees                                         $   NIL
Transfer  Agent  Fees                                           $ 2,000
Accounting  fees  and  expenses                                 $ 3,000
Legal  fees  and  expenses                                      $20,000





Printing  and  engraving  costs                                 $   500
                                                             --------------

Total                                                           $25,520.95
                                                             ==============




--------------------------------------------------------------------------------

All  amounts  are  estimates,  other  than  the  Commission's  registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

We issued 6,000,000 shares of common stock on June 17, 2002 to Mr. Michael Young. Mr. Young is our president and a director. Mr. Young acquired all 6,000,000 shares at a price of $0.001 per share. Our total proceeds from this sale were $6,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Act.




We completed an offering of 4,500,000 shares of our common stock at a price of $0.01 per share to a total of fifty purchasers on July 11, 2002. The total amount we received from this offering was $45,000.00. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 54,000 shares of our common stock at a price of $0.05 per share to a total of fifty one purchasers on July 31, 2002. The total amount we received from this offering was $2,700.00. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. We requested our stock transfer agent to affix appropriate legends to the stock certificate issued to each purchaser in accordance with Regulation S and the transfer agent affixed the appropriate legends. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.



The availability of Regulation S is dependent upon the satisfaction of a series of requirements:

(1)  Rule:  All  offers  and  sales  must  be  made in offshore transactions.
     ----
     Compliance:  All  offers  and  sales  were  made to non-U.S. residents.
     ----------
     Each subscriber  is  a  resident  of  Canada.

(2)  Rule:   No  directed  selling efforts can be made in the United States by
     ----
     the us, a distributor, their affiliates, or any person acting on behalf of any of the foregoing.
     Compliance:  No  directed  selling  efforts were made in the United States.
     ----------

(3)  Rule:  The  issuer  must satisfy the conditions of Category 1, 2 or 3
     ----
     of  Rule  903,  Regulation  S.
     Compliance:     We  have  complied  with the conditions of Category 3 of
     ----------
     903(b):

     (a)  Rule:  Offering  restrictions  must  be  implemented.
          ----
          Compliance:  We  implemented  offering  restrictions  in  the
          ----------
          Subscription Agreements with  investors;

     (b)  Rule:  All  offers or sales made prior to the expiration of a one-year
          ----
          distribution compliance period (i.e., January 31, 2003) may not have been made to a U.S. person or for the account or benefit of a U.S. person.
          Compliance:  The purchasers in this offering are non-U.S. residents.
          ----------
          These purchasers have not offered or sold their shares to date. Their shares are being registered as part of this form SB-2 registration statement;

     (c)  Rule:  Offers  or  sales  made  prior  to the expiration of a one-year
          ----
          distribution compliance period must have been made pursuant to the following four conditions:

          i.   Rule:  The purchaser of the securities certified that it is not a
               ----
               U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.
               Compliance:  The  purchasers  in  this  offering so agreed in
               ----------
               their  Subscription  Agreement.

          ii.  Rule:  The  purchaser  of  the  securities  agreed to resell such
               ----
               securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act.
               Compliance:  The  purchasers  in  the  offering  so  agreed  in
               ----------
               the  Subscription  Agreement.


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






          iii. Rule:  The  issuer's  securities contained a legend to the effect
               ----
               that transfer is prohibited except in accordance with the provisions of Regulation S, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act.
               Compliance:  A  restricted  legend,  as  described  below,  is
               ----------
               affixed to each purchaser's share certificate representing all shares purchased in the offering made under Regulation S.



               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, PLEDGED, HYPOTECATED, OR OTHERWISE TRANFERRED IN THE UNITED STATES BY A U.S. PERSON UNLESS THE
               SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR EXEMPTION FROM SUCH REGISTRATION UNDER THE ACT IS APPLICABLE OR AS OTHERWISE PROVIDED IN REGULATION S PROMULGATED UNDER SUCH ACT. NO OFFERS OR SALES OR TRANSFER (INCLUDING INTERESTS THEREIN) MAY BE MADE OF ANY OF THE SECURITIES IN THE UNITED STATES OR TO A U.S. PERSON OR FOR THE ACCOUNT AND BENEFIT OF A U.S. PERSON, EXCEPT AS PERMITTED BY REGULATION S."

          iv.  Rule:  The  issuer is required, either by contract or a provision
               ----
               in its bylaws, articles or charter or comparable documents, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the issuer of the securities from refusing to register securities transfers, other reasonable procedures (such as the Regulation S legend described above) are implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.
               Compliance:  Iguana Ventures Ltd. and each subscriber both agreed
               ----------
               in their respective Subscription Agreement that we will refuse to register any transfer of these Regulation S shares not made in accordance with the above-stated rule.

     (d)  Rule:  Each distributor selling securities to a distributor, a dealer,
          ----
          or a person receiving a selling commission, fee or other remuneration, prior to the expiration of a 40-day distribution compliance period in the case of debt securities, or a one-year distribution compliance period in the case of equity securities, sends a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor.
          Compliance:  Not  applicable  to  facts  of  offering.
          ----------

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


ITEM  27.  EXHIBITS

Exhibit
Number     Description
--------------------------------------------------------------------------------
3.1     Articles  of  Incorporation  (1)
3.2     Amended  By-Laws  (1)
5.1     Opinion  of  Cane  O'Neill  Taylor,  LLC,  with  consent  to  use  (1)
10.1    Bill  of  Sale  (1)
23.1    Consent  of  Morgan  &  Company,  Chartered  Accountants
23.2    Consent  of  W.G.  Timmins,  Consulting  Geologist




(1)  Previously  included  as  an  exhibit  to  SB-2  filed  November  29,  2002




ITEM  28.  UNDERTAKINGS

The  undersigned  registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.


2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES




In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada on May 6, 2003.



                                          IGUANA  VENTURES  LTD.

                                  By: /s/ Michael  Young
                                     _________________________
                                     Michael  Young
                                     President  and  Director


                                     (Principal  Executive  Officer)


                                  By:  /s/ Vicki  White
                                     _________________________
                                     Vicki  White
                                     Secretary, Treasurer and Director
                                     (Principal  Financial  Officer)
                                     (Principal  Accounting  Officer)



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